UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2021
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2021, Tricia Plouf, the Chief Financial Officer of Trupanion, Inc. (the “Company”), notified the Company of her resignation from her position as the Company’s Chief Financial Officer, effective October 1, 2021. Ms. Plouf will remain in the position of Co-President of the Company.
On September 24, 2021, the Company’s Board of Directors appointed Andrew Wolff, the Company’s current Executive Vice President, Finance, as the Company’s Chief Financial Officer, effective October 1, 2021.
Mr. Wolff, age 51, has served as the Executive Vice President, Finance of the Company since May 24, 2021. Prior to joining the Company, Mr. Wolff served as Chief Financial Officer of International for Starbucks Corporation from 2017 until 2020. Prior to that, Mr. Wolff served as Global Treasurer for Starbucks Corporation from 2014 until 2017. Prior to Starbucks, Mr. Wolff served in senior financial and strategic planning roles at large retail banks with operations in the U.S., Europe, and Africa. Mr. Wolff holds a Master of Business Administration from the University of Michigan and a Bachelor of Science in economics from the United States Naval Academy.
In connection with Mr. Wolff’s appointment as Chief Financial Officer, he will receive restricted stock units representing 7,044 shares of the Company’s common stock (the “RSUs”). The grant of the RSUs is expected to be made effective as of the fifth day following the opening of the Company’s next open trading window (or if the grant date falls on a weekend or holiday, then the next business day for which a closing price is reported). The RSUs will vest over four years, with 25% of the RSUs vesting on the one year anniversary of the grant date and the remaining RSUs vesting monthly thereafter, subject to Mr. Wolff’s continued service to the Company.
Mr. Wolff will participate in the Company’s Employee Severance and Change in Control Plan (the “Plan”), pursuant to which the Company provides certain severance benefits to certain eligible employees of the Company. The Plan was previously filed by the Company with the Securities and Exchange Commission on February 4, 2021 as Exhibit 10.1 to Form 8-K (File No. 001-36537).
There is no arrangement or understanding with any person pursuant to which Mr. Wolff was appointed as Chief Financial Officer, and there are no family relationships between Mr. Wolff and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Wolff and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	Exhibit 99.1	Press release issued by Trupanion, Inc. dated September 29, 2021
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Co-President
Date: September 29, 2021